EXHIBIT 4.4

[Execution]

Valvoline Inc.

$375,000,000

5.500% Senior Notes due 2024

REGISTRATION RIGHTS AGREEMENT

Dated September 26, 2016

REGISTRATION RIGHTS AGREEMENT
September 26, 2016
Citigroup Global Markets Inc.
as Representative of the several Initial Purchasers
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:
This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 26, 2016, among Valvoline Inc., a Kentucky corporation (“Valvoline”), the subsidiaries (each, a “Guarantor” and collectively, the “Guarantors” and together with Valvoline, the “Company”) listed on Schedule I to the First Supplemental Indenture (defined below) and Citigroup Global Markets Inc. (the “Representative”), as representative of the several Initial Purchasers (the “Initial Purchasers”) listed on Schedule A to the Purchase Agreement (as defined below), each of whom has purchased the $375,000,000 aggregate principal amount of 5.500% Senior Notes due 2024 (the “Notes”) of Valvoline Finco Two LLC, a Delaware limited liability company (“Finco”). Ashland Inc., a Kentucky corporation (“Ashland”), is the initial guarantor of the Notes pursuant to the indenture, dated as of July 20, 2016 (the “Initial Indenture”) among Finco, Ashland and U.S. Bank National Association, as trustee (the “Trustee”).

This Agreement is made pursuant to the Purchase Agreement, dated July 13, 2016 (the “Purchase Agreement”), among Finco, Ashland and the Representative and in connection with the Assumption of the obligations of Finco under the Notes by the Company under the First Supplemental Indenture, dated September 26, 2016, among Valvoline, the Guarantors and the Trustee (the “First Supplemental Indenture”, and together with the Initial Indenture, the “Indenture”). Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5 hereof.

Additional Interest Payment Date: With respect to the Transfer Restricted Securities, each Interest Payment Date.

Advice: As defined in Section 6(c) hereof.

Agreement: As defined in the preamble hereto.

Ashland: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or a day on which commercial banking institutions are required to be closed in the State of New York.

Commission: The Securities and Exchange Commission.

Company: As defined in the preamble hereto.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Date: As defined in Section 3(a) hereof.

Exchange Offer: The offer by the Company to the Holders of all outstanding Transfer Restricted Securities of the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders, such exchange offer being the subject of a Registration Statement of the Company registering the Exchange Securities under the Securities Act.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Offer Suspension Period: As defined in Section 3(c) hereof.

Exchange Securities: The 5.500% Senior Notes due 2024, of the same series under the Indenture as the Transfer Restricted Securities, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

Finco: As defined in the preamble hereto.

FINRA: Financial Industry Regulatory Authority, Inc.

First Supplemental Indenture: As defined in the preamble hereto.

Guarantors: As defined in the preamble hereto.

Guarantees: As defined in the preamble hereto.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Initial Indenture, as supplemented and amended by the First Supplemental Indenture.

Initial Indenture: As defined in the preamble hereto.

Initial Placement: The issuance and sale by Finco of the Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchaser: As defined in the preamble hereto.

Interest Payment Date: As defined in the Indenture and the Securities.

Notes: As defined in the preamble hereto.

Person: An individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by all amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement: As defined in the preamble hereto.

Registrar: As defined in the Indenture.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Representative: As defined in the preamble hereto.

Securities: The Notes issued and sold to the Initial Purchasers, and any securities issued in exchange therefor or in lieu thereof pursuant to the Indenture. The Notes are entitled to the benefit of the Guarantees provided for in the Indenture and unless the context otherwise requires, any reference herein to the “Securities,” the “Exchange Securities” or the “Transfer Restricted Securities” shall include a reference to the related Guarantees.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Shelf Suspension Period: As defined in Section 4(a) hereof.

Transfer Restricted Securities: The Notes; provided that the Notes shall cease to be Transfer Restricted Securities on the earliest to occur of (i) the date on which a Registration Statement with respect to such Notes has become effective under the Securities Act and such Notes have been exchanged in the Exchange Offer or disposed of pursuant to such Registration Statement or (ii) the date on which such Notes cease to be outstanding.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Trustee: As defined in the preamble hereto.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Valvoline: As defined in the preamble hereto.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), or there are no Transfer Restricted Securities outstanding, the Company shall (i) use its commercially reasonable efforts to cause to be filed with the Commission a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) promptly following the effectiveness of such Registration Statement, commence the Exchange Offer. The Company shall use its commercially reasonable efforts to Consummate the Exchange Offer on or prior to December 31, 2017 (the “Exchange Date”). If the Exchange Offer is required pursuant to this Section 3(a), the Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Transfer Restricted Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) If an Exchange Offer Registration Statement is required to be filed and is declared effective pursuant to Section 3(a) above, the Company shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously until the Exchange Offer is Consummated and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 days after the date notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be Consummated by the Exchange Date.

(c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer except to the extent required by the Commission.

The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Exchange Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms in all material respects with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities; provided that the Company, for a period of up to 60 days in any three-month period, not to exceed 90 days in any calendar year, shall be entitled to suspend its obligations under Section 6(c) and suspend the use of the Prospectus that is part of the Exchange Offer Registration Statement (any such period, an “Exchange Offer Suspension Period”), if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving Valvoline or any of its subsidiaries that would require disclosure to be included or incorporated by reference in the Exchange Offer Registration Statement or Prospectus (and disclosure would not be required to be made at such time but for the use of such Exchange Offer Registration Statement or Prospectus) and the Company determines in the exercise of its reasonable judgment (and not for the purpose of avoidance of its obligations hereunder) that such disclosure is not in the best interest of Valvoline and its stockholders or would reasonably be expected to adversely affect in any material respect Valvoline or its business or Valvoline’s ability to effect a planned or proposed acquisition, disposition, business combination or other similar transaction.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

It is agreed that if the Exchange Offer required to be Consummated pursuant to this Agreement is not so Consummated by the Exchange Date, the only remedy to the Holders, except as provided in Section 4 hereof, after the Exchange Date will be Additional Interest as set forth in Section 5 hereof.

Notwithstanding anything in this Section 3 to the contrary, the requirements to file and keep effective the Exchange Offer Registration Statement and to make all other filings contemplated by this Section 3 and the requirements to Consummate the Exchange Offer shall terminate at the earliest to occur of such time as a Shelf Registration Statement required by Section 4(a)(ii) has been filed in accordance with Section 4 hereof with respect to all Transfer Restricted Securities for which information has been provided in accordance with Section 4(b) hereof, and such Shelf Registration Statement has been declared effective by the Commission.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer solely because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated by the Exchange Date, or (iii) (A) prior to the Exchange Date, the Initial Purchasers request from the Company with respect to Transfer Restricted Securities not eligible to be exchanged for Exchange Securities in the Exchange Offer, (B) with respect to any Holder of Transfer Restricted Securities such Holder notifies the Company that (1) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (2) such Holder notifies the Company within 30 days of the consummation of the Exchange Offer that such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (3) such Holder is a Broker-Dealer and holds Transfer Restricted Securities acquired directly from the Company or one of its affiliates, and requests from the Company with respect to such Securities or (C) prior to the Exchange Date, in the case of any Initial Purchaser, such Initial Purchaser notifies the Company it will not receive Exchange Securities in exchange for Transfer Restricted Securities constituting any portion of such Initial Purchaser’s unsold allotment, the Company shall:

(x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the 30th day after the date such obligation arises (or if such 30th day is not a Business Day, the next succeeding Business Day) but no earlier than the Exchange Date (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y) use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 60th day after the Shelf Filing Deadline (or if such 60th day is not a Business Day, the next succeeding Business Day).

The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of such Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms in all material respects with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, from the date on which the Shelf Registration Statement is declared effective by the Commission until the first anniversary of such effective date (or such shorter period that will terminate when all the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement); provided that the Company, for a period of up to 60 days in any three-month period, not to exceed 90 days in any calendar year, shall be entitled to suspend its obligations under Section 6(b) and (c) and suspend the use of the Prospectus that is part of the Shelf Registration Statement (any such period, a “Shelf Suspension Period”), if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving Valvoline or any of its subsidiaries that would require disclosure to be included or incorporated by reference in the Shelf Registration Statement or Prospectus (and disclosure would not be required to be made at such time but for the use of such Shelf Registration Statement or Prospectus) and the Company determines in the exercise of its reasonable judgment (and not for the purpose of avoidance of its obligations hereunder) that such disclosure is not in the best interest of Valvoline and its stockholders or would reasonably be expected to adversely affect in any material respect Valvoline or its business or Valvoline’s ability to effect a planned or proposed acquisition, disposition, business combination or other similar transaction. It is agreed that if a Shelf Registration Statement is required to be filed and effective pursuant to this Agreement and is not so filed and effective after the Shelf Filing Deadline, the only remedy to the Holders after the Shelf Filing Deadline will be Additional Interest as set forth in Section 5 hereof. Notwithstanding anything in this Agreement to the contrary, the requirements to file a Shelf Registration Statement and to use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective and remain effective shall terminate where such requirements were the result of the circumstances described under Section 4(a)(ii) hereof, at such time as the Exchange Offer is Consummated.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. Additional Interest. If either (i) the Exchange Offer, if required hereby, has not been Consummated on or prior to the Exchange Date, (ii) any Shelf Registration Statement, if required hereby, has not been declared effective by the Commission by the time provided in this Agreement, or (iii) any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement other than during an Exchange Offer Suspension Period or a Shelf Suspension Period (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Company hereby agrees that the interest rate borne by the affected Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period during which such Registration Default continues (such increase, “Additional Interest”), but in no event shall the amount of Additional Interest on any Transfer Restricted Securities exceed 0.50% per annum. At the cure of all Registration Defaults relating to the particular Transfer Restricted Securities the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions; and provided further that notwithstanding anything in this Agreement to the contrary, a Registration Default shall be deemed cured (among other circumstances under which it may be cured) at such time as the requirement to Consummate the Exchange Offer or the requirement that a Shelf Registration Statement be declared effective or remain effective, as applicable, terminates in a manner provided in this Agreement.

All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, if required pursuant to Section 3(a) hereof, the Company shall comply with all of the provisions of Section 6(c) hereof, shall use its commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees to use its commercially reasonable efforts to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Subject to the immediately preceding two sentences, the Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate (within the meaning of Rule 405 under the Securities Act) of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder shall acknowledge and agree that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer

(1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling LLP, dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above) and the Commission’s Compliance and Disclosure Interpretations, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act if the resales are of Exchange Securities obtained by such Holder in exchange for Transfer Restricted Securities acquired by such Holder directly from the Company.

(b) Shelf Registration Statement. If required pursuant to Section 4 hereof, in connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as is commercially reasonably practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof, in accordance with the provisions of Section 4 hereof.

(c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities by Broker-Dealers), the Company shall:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (it being understood that such financial statements shall be deemed provided to the extent filed with the Commission); upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement (or file with the Commission a document to be incorporated by reference into the Registration Statement), in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) in the case of a Shelf Registration Statement, advise the underwriter(s), if any, and selling Holders named in any Registration Statement promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the

Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus any amendment or supplement thereto, untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) in the case of a Shelf Registration Statement, furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least two Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (but shall not be required to amend any document previously filed with the Commission and incorporated by reference therein) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within two Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) in connection with an Underwritten Offering, make available at reasonable times for inspection by the Initial Purchasers and the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company reasonably requested to be made available and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, Initial Purchaser, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;

(vi) in connection with an Underwritten Offering, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such post-effective amendment;

(vii) in connection with an Underwritten Offering, cause the Transfer Restricted Securities covered by the Registration Statement to be rated, if not then rated, with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(viii) in the case of a Shelf Registration Statement, furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, (but without documents incorporated by reference therein and all exhibits thereto, unless requested);

(ix) in the case of a Shelf Registration Statement, deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x) in the case of a Shelf Registration Statement, take all customary and appropriate actions (as determined in good faith by the Company) in order to expedite or facilitate the disposition of such Transfer Restricted Securities and if so requested by the Holders of such Transfer Restricted Securities in connection with any underwritten offering, enter into a customary underwriting agreement and:

(A) make such representations and warranties to the Holders of such Transfer Restricted Securities and the underwriters as the Company is able to make, in such form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

(B) obtain opinions of counsel to the Company covering the matters customarily covered in opinions and negative assurance letters, requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such underwriters;

(C) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings;

(D) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 8 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

(E) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the managing underwriters, if any.

The above shall be done at the closing of an offering under any underwriting agreement as and to the extent required thereunder;

(xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xii) issue, upon the request of any Holder of Transfer Restricted Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities, surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Transfer Restricted Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request no later than three Business Days after written request made by such Holders or underwriter(s);

(xiv) use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xi) hereof;

(xv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus (or file with the Commission a document to be incorporated by reference into the Registration Statement) so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvi) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action reasonably necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xvii) cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;

(xviii) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement covering at least 12 months (which need not be audited) and meeting the requirements of Rule 158 under the Securities Act;

(xix) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xx) in the case of a Shelf Registration Statement, cause all Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which the Securities are then listed if requested by the Holders of a majority in aggregate principal amount of Securities or the managing underwriter(s), if any.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s determination to suspend use of a Registration Statement pursuant to this paragraph, if in excess of the Shelf Suspension Period or the Exchange Offer Suspension Period, as applicable, shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including any required filings made by any Initial Purchaser or Holder with the FINRA); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance); but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of a Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement, which shall be the responsibility of each such Holder.

The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), that is directly or indirectly based upon, or arises out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing; provided, however, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement to the extent they are not prejudiced as a proximate result of such failure. In case any such action is brought against any Indemnified Holder and such Indemnified Holder seeks or intends to seek indemnity from the Company, the Company will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the Indemnified Holder promptly after receiving the aforesaid notice from such Indemnified Holder, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Holder; provided, however, if the defendants in any such action include both an Indemnified Holder and the Company and such Indemnified Holder shall have reasonably concluded, based upon advice from counsel, that a conflict may arise between the positions of the Company and such Indemnified Holder in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Holders which are different from or additional to those available to the Company such Indemnified Holder or Indemnified Holders shall have the right to select separate counsel, reasonably satisfactory to the Company to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Holder or Indemnified Holders. Upon receipt of notice from the Company to such Indemnified Holder of the Company’s election so to assume the defense of such action and approval by such Indemnified Holder of counsel, the Company will not be liable to such Indemnified Holder under this Section 8 for any legal or other expenses subsequently incurred by such Indemnified Holder in connection with the defense thereof unless (i) such Indemnified Holder shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the Company, representing the Indemnified Holders who are parties to such action) or (ii) the Company shall not have employed counsel satisfactory to the Indemnified Holder to represent the Indemnified Holder within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall be liable for any settlement of any such action or proceeding effected with the Company’s prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and respective directors and officers and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company, and the Company, its respective directors and officers and such controlling person shall have the rights and duties given to each Holder, under the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of any Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or such Indemnified Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A.

The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, if the Company is no longer required to file reports under the Exchange Act, it will make available upon request to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations.

No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters: Underwritten Offerings.

The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 12. Miscellaneous.

(a) Remedies. The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c) [Reserved].

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested) or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company:

Valvoline Inc.
3499 Blazer Parkway
Lexington, Kentucky 40509
Attention: General Counsel

With a copy to:

Cravath, Swaine & Moore LLP
825 8th Avenue
New York, New York 10019
Facsimile: (212) 474-3700
Attention: Andrew J. Pitts, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

VALVOLINE INC.

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Assistant Treasurer

[Signature Page to the Registration Rights Agreement]

VALVOLINE US LLC

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

VALVOLINE LLC

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

VALVOLINE LICENSING AND
INTELLECTUAL PROPERTY LLC

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

VALVOLINE BRANDED FINANCE, INC.

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

VALVOLINE INTERNATIONAL HOLDINGS
INC.

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasurer

[Signature Page to the Registration Rights Agreement]

VALVOLINE INSTANT OIL CHANGE
FRANCHISING, INC.

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasure

RELOCATION PROPERTIES MANAGEMENT
LLC

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasure

VIOC FUNDING, INC.

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasure

VALVOLINE INTERNATIONAL, INC.

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasure

FUNDING CORP. I

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasure

[Signature Page to the Registration Rights Agreement]

OCH INTERNATIONAL, INC.

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasure

OCHI ADVERTISING FUND LLC

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasure

OCHI HOLDINGS LLC

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasure

OCHI HOLDINGS II LLC

By:	/s/ Lynn P. Freeman
Name: Lynn P. Freeman
Title: Vice President and Assistant Treasure

[Signature Page to the Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.
Acting on behalf of itself
and as the Representative of
the several Initial Purchasers

By:    CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Scott Schloss
Name: Scott Schloss
Title: Managing Director &Vice President

[Signature Page to the Registration Rights Agreement]